Exhibit 10.13

NON-EMPLOYEE DIRECTOR
RESTRICTED STOCK AWARD AGREEMENT

Under the Aventine Renewable Holdings, Inc.

2003 Stock Incentive Plan

Unless defined in this Restricted Stock Award Agreement (the “Award Agreement”), capitalized terms will have the same meanings ascribed to them in the Aventine Renewable Holdings, Inc. 2003 Stock Incentive Plan (the “Plan”).

Pursuant to Article 7 of the Plan, you (or “Participant”) have been granted an Award of Restricted Stock (the “Restricted Shares”) on the following terms and subject to the provisions of the Plan, which is incorporated herein by reference.  In the event of a conflict between the provisions of the Plan and this Award Agreement, the provisions of the Plan will govern.

Participant:

Total Number of Restricted Shares Granted:	1,112 Shares

Grant Date:	April 4, 2006

Vesting Schedule:

33 1/3% of the Restricted Shares will vest on the first anniversary of the Grant Date, another 33 1/3% will vest on the second anniversary of the Grant Date and the last 33 1/3% will vest on the third anniversary of the Grant Date; subject, in each case, to your being an active member of the Board on each such vesting date; provided, however that in the event of, and upon, a Sale of the Company, this Award shall vest in full and be free of restrictions; and provided further that in the event of, and upon, a termination of your service as a member of the Board due to your death or Disability or for any other reason other than a voluntary resignation, this Award shall vest in full and be free of restrictions. Upon any termination of service other than set forth above, at the time of such termination, you will forfeit all of your then Restricted Shares without any consideration due to you. Shares that vest in accordance with the provisions of this “Vesting Schedule” will no longer be considered Restricted Shares once vested.

Governing Law:	This Award Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without application of conflict of law principles thereof.

                By your signature, you acknowledge receipt of a copy of the Plan and represent that you are familiar with the terms and conditions of the Plan, and agree that this Award is granted under and governed by the terms and conditions of the Plan and the terms and conditions set forth in the attached as Exhibit A.  In addition, you acknowledge that you are subject to the Company’s non-employee director ownership policy, as such policy may be amended from time to time.

PARTICIPANT	AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

By:

Title:
Print Name

Date:	Date:

Exhibit A
to Award Agreement dated [   ], 2006
between Aventine Renewable Energy Holdings, Inc.
and [NAME]

As a condition to the receipt of the Award of Restricted Stock pursuant to this Award Agreement, the Participant agrees that:

ARTICLE 1
DEFINITIONS; INTERPRETATION

Section 1.01.  Definitions.  (a) The following terms, as used herein, have the following meanings:

“Shares” means, for purposes of this Exhibit A only, shares of common stock and any securities issued directly or indirectly with respect to the foregoing by way of a split, dividend, or other division of securities, or in connection with a combination of securities, recapitalization, merger, consolidation, or other reorganization.  For purposes of this Exhibit A, all Shares held by the Participant, whether or not Restricted Shares or otherwise subject to forfeiture, shall be deemed to be Shares owned and/or held by the Participant.

“Transfer” means any direct or indirect sale, transfer, assignment, pledge, hedge or other disposition (whether with or without consideration and whether voluntary or involuntary or by operation of law).

(b)   All capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Plan or the Award Agreement.

ARTICLE 2
RIGHTS AND OBLIGATIONS WITH RESPECT TO TRANSFER; PREEMPTIVE RIGHTS

Section 2.01.  General Restrictions.  (a) The Participant may not Transfer any Shares held by the Participant or any interest in any Shares, except (A) to a Permitted Transferee of the Participant, (B) in a Tag-Along Sale pursuant to Section 2.04 or in a Drag-Along Sale pursuant to Section 2.05 or (C) with the prior written approval of the LLC, which approval may be withheld in its sole discretion.

(b)   Notwithstanding anything herein to the contrary, each Transfer of any Shares held by the Participant must be made in compliance with the Securities Act and any applicable state and foreign securities laws.  The Participant understands and agrees that the Shares issued to the Participant have not been registered under the Securities Act and are restricted securities.  Any attempt to Transfer any Shares held by the Participant not in compliance with this Award Agreement shall be null and void and neither the Company nor any transfer agent shall give any effect in the Company’s transfer records to such Transfer.

Section 2.02.  Agreement to be Bound.  No Transfer of any Shares held by the Participant otherwise permitted pursuant to this Article 2 shall be effective unless (i) prior to such Transfer, the transferee shall have executed and delivered to the Company an instrument or instruments reasonably satisfactory to the Company confirming that such transferee has agreed to be bound as an “Participant” by the terms of this Award Agreement, a copy of which instrument shall be maintained on file with the Secretary of the Company and shall include the address of such transferee to which notices hereunder shall be sent and (ii) the certificates representing any such Shares delivered to the transferee shall bear the legend set forth in Section 2.03, if required by such Section.

Section 2.03.  Legends.  (a) Each certificate evidencing outstanding Shares acquired by any Participant shall bear a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, OR TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH.  THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS, INCLUDING RESTRICTIONS ON TRANSFER, AS SET FORTH IN THE AWARD AGREEMENT DATED AS OF [DATE], A COPY OF WHICH WILL BE FURNISHED BY AVENTINE RENEWABLE ENERGY HOLDINGS, INC. UPON REQUEST AND WITHOUT CHARGE.

(b)        If any Shares held by the Participant shall cease to be subject to the restrictions on Transfer set forth in this Award Agreement, the Company shall, upon the written request of the Participant, issue to the Participant a new certificate evidencing such Shares beneficially owned by the Participant without the second sentence of the legend (or the reference therein to this Award Agreement) required by Section 2.03(a) endorsed thereon.

Section 2.04.  Tag-Along Rights.  (a) Subject to Section 2.04(g) and Section 2.06, if the LLC (or any of its Permitted Transferees) or any MSCP Fund (or any of them) (the “Tag-Along Seller”) proposes to Transfer to any Person (the “Tag-Along Purchaser”) in a transaction or series of related transactions a number of Shares owned by the Tag-Along Seller equal to or exceeding 5% of the aggregate number of Shares held in the aggregate by the LLC and all of the MSCP Funds as of June 30, 2003 (a “Tag-Along Sale”), the Tag-Along Seller shall provide notice of such proposed Transfer to the Company and the Company shall promptly provide notice (the “Tag-Along Notice”) of such proposed Transfer to the Participant and offering the Participant the opportunity to participate in such Transfer in accordance with this Section 2.04 (“Tag-Along Offer”).

(b)        The Tag-Along Notice shall identify the Tag-Along Purchaser, the aggregate number of Shares proposed to be sold by the Tag-Along Seller, the consideration per Share, and all other material terms and conditions of the Tag-Along Offer.

(c)        The Participant shall have the right, at its option, exercisable by written notice (the “Tag-Along Exercise Notice”) given to the Tag-Along Seller within five days after receipt of the

Tag-Along Notice (the “Tag-Along Notice Period”), to include in the proposed Transfer, in accordance with this Section 2.04, any number of fully vested Shares then held by the Participant; provided that if the aggregate number of Shares proposed to be Transferred by the Tag-Along Seller, the Participant and all other Persons in such transaction exceeds the maximum amount that can be Transferred on the terms and conditions set forth in the Tag-Along Notice, the Participant will be entitled to transfer in the Tag-Along Sale a number of Shares equal to the product of the number of Shares held by the Participant multiplied by a fraction, the numerator of which is the aggregate number of Shares proposed to be sold by the Tag-Along Seller and the denominator of which is the aggregate number of Shares outstanding on a fully diluted basis (without duplication of any similar rights under any similar agreement).

Each Tag-Along Exercise Notice shall include wire transfer instructions for payment of the purchase price for the Shares to be sold in such Tag-Along Sale.  The Participant shall deliver to the Tag-Along Seller, with its Tag-Along Exercise Notice, the certificate or certificates representing the Shares of such Participant to be included in the Tag-Along Sale (as determined pursuant to the preceding paragraph), together with a limited power-of-attorney authorizing the Tag-Along Seller to Transfer such Shares on the terms set forth in the Tag-Along Notice.  Delivery of the Tag-Along Exercise Notice with such certificate or certificates and limited power-of-attorney shall constitute an irrevocable acceptance of the Tag-Along Offer by the Participant.

If at the termination of the Tag-Along Notice Period the Participant shall not have delivered a Tag-Along Exercise Notice, the Participant will be deemed to have waived its rights under this Section 2.04 to Transfer any Shares pursuant to such Tag-Along Sale.

(d)        If, at the end of a 120-day period after such delivery of the Tag-Along Notice (which 120-day period shall be extended if any of the transactions contemplated by the Tag-Along Offer are subject to regulatory approval until the expiration of five business days after all such approvals have been received, but in no event later than 270 days following delivery of the Tag-Along Notice by the Tag-Along Seller), the Tag-Along Seller has not completed the Tag-Along Sale on substantially the terms and conditions set forth in the Tag-Along Notice, the Tag-Along Seller shall (i) return to the Participant the limited power-of-attorney (and all copies thereof) together with all certificates representing the Shares that the Participant delivered for Transfer pursuant to this Section 2.04 and any other documents in the possession of the Tag-Along Seller executed by the Participant in connection with the proposed Tag-Along Offer, and (ii) not conduct any Transfer of Shares without again complying with this Section 2.04.

(e)        Promptly after the consummation of the Tag-Along Sale, the Tag-Along Seller shall (i) notify the Participant thereof, (ii) remit to the Participant the net proceeds for the Shares of the Participant Transferred pursuant thereto (with the cash portion of the purchase price paid by check or wire transfer in accordance with the wire transfer instructions in the Tag-Along Exercise Notice) and (iii) furnish such other evidence of the completion and the date of completion of such transfer and the terms thereof as may be reasonably requested by the Participant.

(f)         Notwithstanding anything contained in this Section 2.04, there shall be no liability on the part of the Tag-Along Seller to the Participant (other than the obligation to return any certificates evidencing Shares and limited powers-of-attorney received by the Tag-Along Seller)

if the Tag-Along Sale is not consummated for whatever reason.  Whether to effect a Tag-Along Sale is in the sole and absolute discretion of the Tag-Along Seller.

(g)        The provisions of this Section 2.04 shall not apply to any proposed Transfer of any Shares by the Tag-Along Seller (i) upon liquidation or dissolution of the LLC, (ii) to a Permitted Transferee of the Tag-Along Seller or (iii) with respect to any Sale of the Company where the LLC or the MSCP Funds (or any of them) exercise their Drag-Along Rights pursuant to Section 2.05.

Section 2.05.  Drag-Along Rights.  (a) Subject to Section 2.06, if the LLC (or any of its Permitted Transferees) or any MSCP Fund (or any of them) (the “Drag-Along Seller”) propose to effect a Sale of the Company (a “Drag-Along Sale”), the Drag-Along Seller may at its option (“Drag-Along Rights”) require the Participant to: (i) Transfer a number of the Shares then owned by such Participant in such Drag-Along Sale equal to the product of (x) the aggregate number of Shares then owned by such Participant times (y) a fraction, the numerator of which is the aggregate number of Shares proposed to sold in such Drag-Along Sale by the Drag-Along Seller and the denominator of which is the aggregate number of Shares then owned by the LLC and the MSCP Funds and (ii) otherwise take all other actions necessary or desirable to consummate the Drag-Along Sale.

(b)   If the Drag-Along Seller elects to exercise its Drag-Along Rights, the Drag-Along Seller shall provide notice of such Drag-Along Sale to the Participant (a “Drag-Along Sale Notice”) not later than 10 days prior to the proposed Drag-Along Sale.  The Drag-Along Sale Notice shall identify the purchaser in the Drag-Along Sale, the number of Shares proposed to be sold in the Drag-Along Sale (including the number of Shares required to be Transferred by the Participant pursuant to this Section 2.05), the consideration per Share (the “Drag-Along Sale Price”), and all other material terms and conditions of the Drag-Along Sale.  The Participant shall be required to participate in the Drag-Along Sale on the terms and conditions set forth in the Drag-Along Sale Notice and to tender its Shares as set forth below.

(c)   If requested by the Drag-Along Seller, not later than five days after the date of the Drag-Along Sale Notice, the Participant shall deliver to a representative of the Drag-Along Seller designated in the Drag-Along Sale Notice (i) the certificate and other applicable instruments representing the Shares of such Participant required to be included in the Drag-Along Sale, together with a limited power-of-attorney authorizing the Drag-Along Seller or such representative to Transfer such Shares on the terms set forth in the Drag-Along Notice and check or wire transfer instructions for payment of the cash portion of the consideration to be received in such Drag-Along Sale, or, if such delivery is not permitted by applicable law, an unconditional agreement to deliver such Shares pursuant to this Section 2.05 at the closing for such Drag-Along Sale against delivery to the Participant of the consideration therefor and/or (ii) all other documents required to be executed in connection with the Drag-Along Sale.  If the Participant should fail to deliver such certificates to the Drag-Along Seller, the Company (subject to Section 2.05(d)) shall cause the books and records of the Company to show that such Shares are bound by the provisions of this Section 2.05 and that such Shares shall be Transferred to the Drag-Along Transferee immediately upon surrender for Transfer by the holder thereof.

(d)   The Drag-Along Seller shall have a period of 120 days from the date of the Drag-Along Sale Notice to consummate the Drag-Along Sale on the terms and conditions set forth in such Drag-Along Sale Notice, provided that, if such Drag-Along Sale is subject to regulatory approval, such 120-day period shall be extended until the expiration of five business days after all such approvals have been received, but in no event later than 270 days following the date of the Drag-Along Sale Notice.  If the Drag-Along Sale shall not have been consummated during such period, the Drag-Along Seller shall return to the Participant the limited power-of-attorney and all certificates and other applicable instruments representing Shares that the Participant delivered for Transfer pursuant hereto, together with any other documents in the possession of the Drag-Along Seller executed by the Participant in connection with such proposed Transfer, and all the restrictions on Transfer contained in this Award Agreement or otherwise applicable at such time with respect to such Shares owned by the Participant shall again be in effect.

(e)   Promptly after the consummation of the Drag-Along Sale, the Drag-Along Seller shall (i) notify the Participant thereof, (ii) remit to the Participant the net proceeds for the Shares of the Participant Transferred pursuant thereto (with the cash portion of the purchase price paid by check or wire transfer in accordance with the wire transfer instructions provided by the Participant) and (iii) furnish such other evidence of the completion and the date of completion of such transfer and the terms thereof as may be reasonably requested by the Participant.

(f)    Notwithstanding anything contained in this Section 2.05, there shall be no liability on the part of the Drag-Along Seller to the Participant (other than the obligation to return the limited power-of-attorney and the certificates and other applicable instruments representing Shares received by the Drag-Along Seller) if the Drag-Along Sale is not consummated for whatever reason, regardless of whether the Drag-Along Seller has delivered a Drag-Along Sale Notice.  Whether to effect a Drag-Along Sale is in the sole and absolute discretion of the Drag-Along Seller.

Section 2.06.  Additional Provisions relating to Tag-Along Sales and Drag-Along Sales.  Notwithstanding anything contained in Section 2.04 or Section 2.05, any Participant participating in a Tag-Along Sale under Section 2.04 or a Drag-Along Sale under Section 2.05 shall have the following rights and obligations:

(a)   upon the consummation of such Tag-Along Sale or Drag-Along Sale, as the case may be, (i) each of the Tag-Along Seller or Drag-Along Seller, as the case may be, and the Participant participating therein will receive the same form and amount of consideration per Share; provided that in no event shall any consideration for any services, such as investment banking or investment advisory fees payable to the Tag-Along Seller or Drag-Along Seller, as the case may be, or any related Person in connection with such transaction, or any consideration for any additional agreements entered into in connection with such transaction, such as employment agreements or non-competition agreements, be included in the amount of consideration per Share and (ii) if the Tag-Along Seller or Drag-Along Seller, as the case may be, is given an option as to the form and amount of consideration to be received, the Participant participating therein will be given the same option;

(b)   the Participant shall make such representations, warranties and covenants and enter into such definitive agreements as are customary for transactions of the nature of the proposed Transfer; and

(c)   the Participant shall be required to bear its proportionate share of any fees, costs, expenses, escrows, holdbacks or adjustments in purchase price relating to the transaction.

Section 2.07.  Termination.  This Exhibit A and all the rights and obligations hereunder shall terminate upon the consummation of a Qualified Public Offering.